EXHIBIT 5.1

SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
OFFICES 2500 Wachovia Capitol Center Raleigh, North Carolina 27601	June 29, 2004	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611

TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

The Pantry, Inc.

1801 Douglas Drive

Sanford, North Carolina 27330

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are counsel for The Pantry, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (as such may be amended or supplemented, the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, to be sold in a public offering, including 6,000,000 Shares which have been included in the Registration Statement for the respective accounts of the persons identified in the Registration Statement as selling stockholders. The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any prospectus supplements.

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Certificate of Incorporation, as amended, (iii) the Bylaws, as amended, (iv) the minutes of the meetings of the Board of Directors of the Company as provided to us by the Company relating to the authorization and the issuance of securities, and (v) such other corporate documents, instruments and records as we have deemed necessary for purposes of this opinion.

In our examination, we have assumed (without investigation or inquiry) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of originals of such latter documents, and the truth, accuracy and completeness of the information, representations and warranties of officers and other representatives of the Company and others contained in the records, documents, instruments and certificates we have examined.

Based upon the foregoing and the additional qualifications set forth below, it is our opinion that when: (i) the Board of Directors has taken all necessary corporate action to approve the terms of the offering, sale and issuance of the Shares as contemplated by the Registration Statement, (ii) the certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, (iii) the Company has received the payment of the consideration for the Shares as approved by the Board of Directors, and (iv) the Registration Statement has become effective under the Securities Act, then the Shares to be sold by the Company pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

In addition, based upon the foregoing and the additional qualifications set forth below, it is our opinion that the Shares included in the Registration Statement for the respective accounts of the persons identified in the Registration Statement as selling stockholders are validly issued, fully paid and nonassessable.

June 29, 2004

This opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Shares. We have assumed that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We hereby consent to the reference to our firm in the Registration Statement, including the prospectus and any amendment or supplement thereto, under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. Such consent and opinion shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

We are attorneys admitted to practice in the State of North Carolina. We express no opinion as to matters involving or under the laws of any jurisdiction other than United States Federal law, the laws of the State of North Carolina and the General Corporation Law of the State of Delaware (without regard to the principles of conflict of laws thereof) governing matters such as the authorization and issuance of stock as such laws are in effect as of the date hereof. This opinion is strictly limited to the matters expressly set forth herein and no statement or opinions should be inferred beyond such matters.

Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein. This opinion is intended solely for your use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.